Exhibit 10(y)

                 EXECUTIVE EMPLOYMENT AGREEMENT


           This  Executive  Employment  Agreement  ("Agreement"),

including  the attached Schedules A and B, made as of  the  _20th day  of __November __, 1996, is entered into between IDAHO  POWER

COMPANY,  an Idaho corporation whose principal place of  business is located at Boise, Idaho (the "Company") and RICHARD RIAZZI, an

individual  currently residing at 301 Wilcrest  Dr.,  Apt.  7702,

Houston, Texas (the "Executive").

           WHEREAS,  the Company desires to employ the  Executive

pursuant  to  the terms and conditions and for the  consideration set  forth in this Agreement, and the Executive desires to accept employment with the Company, pursuant to the terms and conditions and for such consideration hereinafter set forth;

           NOW,  THEREFORE, in consideration of mutual  covenants

and  agreements  hereinafter  set  forth,  the  Company  and  the

Executive hereby agree as follows:

          1.   EMPLOYMENT

                a.    Subject to satisfactory completion of  pre-

employment drug testing  and background verification, the Company hereby  agrees to employ the Executive, and the Executive  hereby agrees  to  serve  the Company, on the terms and  conditions  set forth herein.

                b.    The  employment  of the  Executive  by  the

Company shall be for the period commencing on January 1, 1997 and continuing  until  December 31, 1999 (the "Term")  unless  sooner terminated as provided in Section 4.  Following the completion of the Term, this Agreement will be extended on a year to year basis unless the parties mutually agree to terminate upon not less than thirty  days  notice prior to the end of a contract year  or  the

Agreement is sooner terminated as provided in Section 4.

          2.   POSITION AND DUTIES

                a.    The Executive shall serve as Vice President

of  Marketing and Sales for the Company and shall, subject to the authority  and  direction  of  the  Company,  including,  without limitation,  the Chief Executive Officer, the President  and  the

Executive Vice President of the Company, have general supervision

over,   and   responsibility  for,  the  management,   operation,

organization, staffing, and regulation of the Company's Marketing and Sales Department including the development and implementation of  an appropriate salary and incentive structure, and shall have

such  other  powers,  duties  and  responsibilities  related   to

marketing and sales as may from time to time be prescribed by the

Company; provided that such other duties and responsibilities are

consistent  with  the  Executive's  status  and  position.    The

Executive shall perform and discharge, faithfully, diligently and to  the  best  of  his ability, such duties and responsibilities.

The Executive shall devote substantially all his working time and efforts  to his duties hereunder.  The Executive may be  required in  pursuance  of  the  Executive's duties hereunder  to  perform services  for  any company controlled by or under common  control with  the Company (such companies hereinafter collectively called

"Affiliates") and to accept such offices in any Affiliates as the

Board  of  Directors may require.  The Executive shall adhere  to all  policies  and  working rules of the Company  and  applicable policies of its Affiliates.

                b.    The Executive acknowledges and agrees  that

the  Executive  owes  a fiduciary duty of loyalty,  fidelity  and allegiance to and shall act at all times in the best interests of the  Company  and to do no act which would injure  the  Company's business, its interests, or its reputation. It is agreed that any direct  or indirect interest in, connection with or benefit  from any outside activities, particularly commercial activities, which interest might in any way adversely affect the Company, or any of

its  Affiliates,  involves a possible conflict of  interest.   In

keeping with the Executive's fiduciary duties to the Company, the

Executive  agrees  that the Executive shall not knowingly  become involved  in  a  conflict of interest with the  Company,  or  its

Affiliates, and upon discovery of any conflict, shall  not  allow such a conflict to continue.  Moreover, the Executive agrees that the Executive shall disclose to the Company's General Counsel any

facts  which  might  involve such a conflict  of  interest.   The

Company  and  the  Executive recognize that it is  impossible  to

provide  an  exhaustive  list  of  actions  or  interests   which

constitute  a "conflict of interest."  Moreover, the Company  and the Executive recognize there are many borderline situations.  In some instances, full disclosure of facts by the Executive to  the

Company's General Counsel may be all that is necessary to  enable

the  Company  or its Affiliates to protect their  interests.   In

others,  if  no  improper motivation appears  to  exist  and  the interests  of  the Company, or its Affiliates have not  suffered,

prompt  elimination  of the outside interest  will  suffice.   In

still  others, it may be necessary for the Company  to  terminate the  employment relationship with the Executive.  The Company and the  Executive  agree  that  the Company's  determination  as  to

whether  a conflict of interest exists shall be conclusive.   The

Company  reserves  the  right to take  such  action  as,  in  its judgment, will end the conflict of interest.

          3.   COMPENSATION AND BENEFITS

                a.    During  the term of this Agreement,  unless

sooner  terminated, the Company shall pay the Executive a  salary at  an annual rate of One Hundred Ninety-One Thousand Dollars and no  cents ($191,000.00) which shall be payable in accordance with the  Company's then prevailing payroll practice, or such  greater amount as the Company may from time to time determine.

                 b.     The   Executive  shall  be  entitled   to

participate in the Company's Security Plan for Senior Managers in

accordance with its terms.

                 c.     The   Executive  shall  be  entitled   to

participate  in  the  Company's Employee  Incentive  Compensation

Plan,  and  1994  Restricted Stock Plan and any  successor  Plans thereto, in accordance with the terms thereof.

                d.    The  Executive shall be  entitled  to  such

expense  accounts, employee benefits, and insurance  coverage  as the Company generally provides to its employees.

                e.    The  Executive shall be entitled  to  those

special  compensation  and  conditions,  including  expansion  of existing benefits the Company generally provides to employees  as set forth in Schedule A attached hereto.

          4.   TERMINATION

           Unless  terminated  in accordance with  the  following

provisions  of  this paragraph 4, the Company shall  continue  to employ the Executive and the Executive shall continue to work for the Company, during the term of this Agreement.

                a.   This Agreement shall terminate automatically

upon the death of the Executive.  Any right or benefit accrued on behalf of the Executive or to which the Executive became entitled under  the  terms  of  this Agreement prior  to  death,  and  any obligation of the Company to the Executive in respect of any such right  or  benefit, shall not be extinguished by  reason  of  the

Executive's  death.  Any salary and bonus incentives  earned  and unpaid  as of the date of the Executive's death shall be paid  to the Executive's estate.

                b.   Upon the Executive's "Disability" as defined

in  the Company's Short-Term and Long-Term Disability Plans,  the

payment of benefits under said disability plans shall satisfy the

Company's obligations under paragraph 3a hereof for the remaining term  of the Agreement.  Executive shall not be entitled  to  any individual bonuses or individual incentive compensation  not  yet earned by Executive at the date of such disability.

                c.    The  Company may terminate the  Executive's

employment  at  any  time for "Cause"; Cause  shall  mean  (i)  a material default or other material breach by the Executive of his obligations  under this Agreement, (ii) failure by the  Executive diligently  and  competently to perform  the  Executive's  duties under  this  Agreement, or as prescribed by  the  Company,  (iii)

misconduct,  dishonesty, insubordination, (iv)  any  act  by  the

Executive detrimental to the good will of the Company or damaging to  the Company's relationships with its customers, suppliers  or employees, (v) the Executive's final conviction of a felony or of a  misdemeanor involving moral turpitude, or (vi) the Executive's involvement in a conflict of interest as referenced in  paragraph

2(b) for which the Company makes a determination to terminate the

Executive's employment.  It is expressly acknowledged and  agreed that the decision as to whether "cause" exists for termination of the  employment relationship by the Company is the responsibility of  the Chief Executive Officer of the Company.  If the Executive

disagrees  with the decision reached by the Company, the  dispute will  be  limited to whether the Chief Executive Officer  of  the

Company reached the decision regarding "cause" in good faith.

               d.   If the Executive's employment hereunder shall

be terminated by the Company for Cause prior to expiration of the

Term, all future compensation including bonuses or incentives  to which the Executive is entitled and all future benefits for which the  Executive is eligible shall cease and terminate  as  of  the date  of termination. The Executive shall be entitled to pro rata salary  and  earned bonus incentives through  the  date  of  such termination,  but  the Executive shall not  be  entitled  to  any individual bonuses or individual incentive compensation  not  yet earned at the date of such termination.

                e.   If any of the following events, any of which

shall  constitute  "Good Reason", occurs within twenty-four  full calendar  months  after  a Change in Control  (as  that  term  is defined  in  Schedule  B hereto), the Executive  may  voluntarily terminate  the Executive's employment for Good Reason  within  90 days  after the occurrence of such event and be entitled  to  the severance benefits set forth in subparagraph f. below.

                     (i)   the Company assigns any duties to  the

Executive  which are materially inconsistent with the executive's

position,   duties,   offices,  responsibilities   or   reporting

requirements immediately prior to a Change in Control; or

                    (ii) the Company reduces the Executive's base

salary as in effect immediately prior to a Change in Control; or

                     (iii)     The Company discontinues any bonus

or  other compensation plan or any other benefit, stock ownership plan,  restructured stock plan, stock option plan, life insurance plan,  health plan, disability plan or similar plan (as the  same existed immediately prior to the Change in Control) in which  the

Executive   participated  or  was  eligible  to  participate   in

immediately  prior to the Change in Control and in  lieu  thereof does  not  make  available plans providing  at  least  comparable benefits; or

                    (iv) the Company takes action which adversely

affects the Executive's participation in, or eligibility for,  or materially  reduces the Executive's benefits under,  any  of  the plans described in (iii) above, or deprives the Executive of  any material  fringe  benefit  enjoyed by the  Executive  immediately prior to the Change in Control, or fails to provide the Executive with the number of paid vacation days to which the Executive  was entitled  in  accordance with normal vacation policy  immediately prior to the Change in Control; or

                    (v)  the Company requires the Executive to be

based  at any office or location other than one within a  50-mile radius of the office or location at which the Executive was based immediately prior to the Change in Control; or

                     (vi)  the Company purports to terminate  the

Executive's  employment otherwise than as expressly permitted  by this Agreement; or

                     (vii)      the Company fails to comply  with

and  satisfy paragraph 5 hereof, provided that such successor has received  prior  written  notice from the  Company  or  from  the

Executive of the requirements of paragraph 5 hereof.

                The  Executive  shall  have  the  sole  right  to

determine,  in  good faith, whether any of the above  events  has occurred.

                f.   In the event that the Executive's employment

is terminated by the Executive for Good Reason following a Change in  Control  as  set  forth  above, the  Company  shall  pay  the

Executive a severance benefit, payable in eighteen equal  monthly installments,  equal to eighteen months' base  salary,  plus  the greater of (i) two times the most recent annual bonus or (ii) two

times  the  average annual bonus for the three prior  years.   In

addition,   the   Executive   will  be   entitled   to   continue

participation  in  the Company's benefit plans  for  an  eighteen month  period, provided, however, that such benefit  continuation will  terminate  upon the Executive's coverage  under  comparable

plans.   The payments and benefits continuation provided  to  the

Executive by the Company pursuant to this subsection will  be  in

full   and   complete  satisfaction  (except   as   provided   in

subparagraph  g.  below and Schedule A hereto)  of  any  and  all obligations owing to the Executive pursuant to this Agreement.

                g.    It is the intention of the parties to  this

Agreement  that no severance benefits hereunder will be  paid  to the  extent  that such benefits (either alone or when  aggregated with other benefits contingent on a Change in Control paid to  or for  benefit  of  the  Executive)  constitute  "excess  parachute payments"  within  the meaning of Section 280G  of  the  Internal

Revenue  Code  of  1986,  as amended (the "Code").   Accordingly,

under  the  circumstances  set forth  below,  severance  benefits payable  under  this Agreement shall be subject to the  following

ceiling  notwithstanding  anything  in  this  Agreement  to   the

contrary:   The  "aggregate present value" of severance  benefits

payable  under  this  Agreement which, together  with  all  other payments  to the Executive or for the Executive's benefit,  would be  "parachute  payments"  if  their  "aggregate  present  value"

equaled  or exceeded 300% of the Executive's "base amount"  shall in  no event exceed 295% of the Executive's "base amount" (within those terms' meaning under Section 280G of the Code).

                h.    The determination of any reduction  in  the

payments  under  this Agreement or in payments  made  other  than pursuant  to  this Agreement, pursuant to the foregoing  proviso,

including  apportionment among specific  payments  and  benefits,

shall  be  made  by  the  Executive  in  good  faith,  and   such

determination  shall be conclusive and binding  on  the  Company.

The  Company shall make the calculations referred to above within

thirty   days   following  the  termination  of  the  Executive's

employment  and  shall provide such calculations  and  the  basis therefor  to the Executive within such period.  In the event  the

foregoing limit is exceeded, the Executive shall give notice   to

the  Company  within 20 days of the Executive's receipt  of  such

calculations   and   related  information  of   the   Executive's

determination of the reduction of benefits.

          5.   SUCCESSORS; BINDING AGREEMENT

          The Company shall require any successor (whether direct

or  indirect, by purchase, merger, consolidation or otherwise) to all  or  substantially all of the business and/or assets  of  the

Company  to assume expressly and agree to perform this  Agreement in  the same manner and to the same extent that the Company would be required to perform.  As used in this Agreement, the "Company"

shall  mean the Company as hereinbefore defined and any successor to  its  business  and/or assets as aforesaid which  assumes  and agrees  to  perform  this  Agreement  by  operation  of  law,  or otherwise.

          6.   CONFIDENTIAL INFORMATION/NON-COMPETE

           Executive desires to be employed by the Company  in  a

capacity  in  which he may receive or contribute to "Confidential

Information" (as defined below).  Executive acknowledges that, in return  for the covenants agreed to in this paragraph,  Executive has  received  from  the  Company  that  compensation,  including incentives,  bonuses, and benefits described in paragraph  3  and

Schedule A of this Agreement.

           In  consideration of the receipt of such  Confidential

Information  for  use  by  Executive in  his  employment  by  the

Company,  and in consideration of the employment and the training to  be  received  from,  as  well as the  compensation  including incentives,  bonuses and benefits described in  paragraph  3  and

Schedule A to be received by Executive from the Company or any of its Affiliates, Executive agrees as follows:

          a.   For purposes of this Agreement:

                         "Competing  Organization" means  persons

                    or    organizations,   including   Executive,

                    engaged  in,  or about to become engaged  in,

                    research    or    development,    production,

                    distribution, marketing, providing or selling

                    of a Competing Product or Service.

                         "Competing  Products or Services"  means

                    products, processes or services of any person

                    or  organization other than the  Company,  in

                    existence  or  under development,  which  are

                    substantially  the same as or  which  compete

                    with  the  products,  processes  or  services

                    being developed, manufactured or sold by  the

                    Company   during  the  time  of   Executive's

                    employment  with the Company or  about  which

                    Executive  acquires Confidential  Information

                    through  his work with the Company, including

                    but  not  limited to products, processes  and

                    services    related   to   the    generation,

                    transmission  or  distribution  of   electric

                    energy,  including, without  limitation,  the

                    marketing,  sale or brokering of  electricity

                    or natural gas.

                          "Confidential  Information"  means  any

                    plan,   specification,  pattern,   procedure,

                    design,  device, list or compilation relating

                    to  the  present or planned business  of  the

                    Company  which has not been released publicly

                    by authorized representatives of the Company.

                    Executive   understands   that   Confidential

                    Information   may   include,   for   example,

                    inventions;  marketing  and  sales  plans  or

                    programs;  customer and supplier information;

                    financial   data;  purchasing   and   pricing

                    information; product engineering information;

                    technological  know-how;  designs,  plans  or

                    specifications   regarding    products    and

                    materials;   manufacturing   processes    and

                    techniques;  regulatory approval  strategies;

                    computer   programs,   data,   formulae   and

                    compositions;    service    techniques    and

                    protocols; and new product strategies,  plans

                    and  designs.  Executive understands  further

                    that  Confidential Information also  includes

                    all information received by the Company under

                    an  obligation of confidentiality to a  third

                    party.

                          "Items"   include  documents,  reports,

                    drawings,  diagrams, summaries,  photographs,

                    designs,  specifications,  formulae,   plans,

                    samples,  models,  research  and  development

                    information,  prototypes,  tools,  equipment,

                    proposals,   marketing   and   sales   plans,

                    customer    information,   customer    lists,

                    regulatory  files,  financial  data,   costs,

                    pricing  information,  supplier  information,

                    written, printed or graphic matter, or  other

                    information  and materials that  concern  the

                    Company's   business  and  that   come   into

                    Executive's   possession   or   about   which

                    Executive   has  knowledge   by   reason   of

                    Executive's employment with the Company.

                         "Restricted  Area" means  any  state  in

                    which  the Company conducted its business  or

                    sold  any product or service, as well as  any

                    state   with   respect  to  which   Executive

                    provided services to the Company, during  the

                    year preceding the termination of Executive's

                    employment   with  the  Company.    Executive

                    agrees  and  recognizes that  the  geographic

                    limits of such area may change after the date

                    of   this  Agreement,  and  that  such   area

                    includes,  but  is  not  limited   to,   that

                    geographic   area  covered  by  the   service

                    territory of member companies of the  Western

                    Systems Coordinating Council.

          b.   Executive understands that in the course of and as

a  consequence of his employment with the Company and because  of the  nature  of  his  responsibilities,  Executive  will  acquire valuable skills and Confidential Information with respect to  the

Company's business.  In addition, Executive may develop on behalf of  the  Company  a  personal  acquaintance  with  the  Company's customers  and  prospective  customers,  which  acquaintance  may constitute the Company's only contact with such customers.  As  a consequence  thereof, Executive will occupy a position  of  trust

and   confidence  with  respect  to  such  customers   and   such

Confidential   Information.   Executive  understands   that   any

entrusting  of Confidential Information and/or customer  contacts or  relationships to Executive by the Company is done in reliance on a confidential relationship arising out of his employment with

the  Company, and on his execution of this Agreement.   Executive

further  understands that Confidential Information  and  customer contacts  that  Executive may acquire or to which  Executive  may have  access, especially with regard to the identity of suppliers and  customers, methods of manufacture and cost and pricing data,

is of great value to the Company.

           c.    Each Item and all Confidential Information  that

comes  into  Executive's possession by reason of his   employment

are  the  property  of  the Company and  shall  not  be  used  by

Executive  in any way except in the course of his employment  by,

and  for the benefit of, the Company.  Executive will not  remove any  Items  from  the  Company's premises except  as  Executive's duties  shall require and as authorized by the Company, and  upon any  termination of Executive's employment, all Items  (including all  copies)  will  be  turned  over immediately  to  Executive's supervisor at the Company and Executive  shall retain  no  copies thereof.

           d.    Executive  will  preserve  as  confidential  all

Confidential  Information to which Executive has received  access while  employed  by  the Company.  Executive  will  not,  without written  authority  from  the Company, use  for  the  benefit  or purposes  of  Executive  or of any third party,  or  disclose  to others,  either  during  Executive's  employment  or  thereafter,

except  as  required by Executive's employment with the  Company,

any  Confidential Information or any copy or notes made from  any

Item embodying Confidential Information.

           e.   Executive understands and agrees that Executive's

obligations  with  respect  to  Confidential  Information   shall

continue  even  after termination of Executive's employment  with the  Company, and shall terminate with respect to any given piece of  Confidential  Information only when  and  if  that  piece  of

Confidential Information has become generally and publicly  known through  no act or fault attributable to Executive or any  person or entity acting on concert with Executive.

          f.   Executive agrees that Executive  will not disclose

to  the Company, or use for its benefit any information which  is the  confidential  information of any other party,  disclosed  to

Executive prior to his  employment with the Company, and declares that  Executive  is  not  bound  by  any  prior  agreement  which prohibits  Executive's employment by the Company  or  Executive's performance of any duty or obligation set forth herein.

           g.    EXECUTIVE  UNDERSTANDS THAT IDAHO POWER  COMPANY

WILL   SEEK   JUDICIAL  ENFORCEMENT  OF  ITS  RIGHT  TO   PROTECT

CONFIDENTIAL INFORMATION AND TRADE SECRETS, AND WILL  PURSUE  ALL

LEGAL  REMEDIES  UP TO AND INCLUDING PROHIBITION  OF  COMPETITIVE

EMPLOYMENT  OPPORTUNITIES WHICH WOULD INVOLVE THE  DISCLOSURE  OR

USE  OF  THIS  INFORMATION.  UPON LEAVING  IDAHO  POWER  COMPANY,

EXECUTIVE  UNDERSTANDS  HIS  ABILITY TO  ACCEPT  EMPLOYMENT  WITH

COMPETITIVE COMPANIES WILL BE LIMITED.

                    (i)   In  consequence  of  the  consideration

                    enumerated    above,    during    Executive's

                    employment with the Company and for a  period

                    of   twelve   months  after  the  termination

                    thereof  for  any  reason, Executive   agrees

                    that   Executive   will  not,   directly   or

                    indirectly,   assist,  provide  services   or

                    consultation  to, enter into, engage  in,  or

                    acquire any ownership interest in, or  become

                    employed by or associated with, any Competing

                    Organization doing business in the Restricted

                    Area.

                    (ii)   Executive  understands  that  services

                    rendered  to  any such Competing Organization

                    in  an  executive, managerial, administrative

                    or  consulting  capacity in  connecting  with

                    Competing Products or Services are in support

                    of  actual  competition in  geographic  areas

                    other  than where the services are  performed

                    and thus may fall within  the prohibition  of

                    this  Agreement,  regardless  of  where  such

                    services physically are rendered.

                    (iii)     Executive will not, for a period of

                    twelve  months after Executive's  termination

                    from  the Company for any reason, solicit  or

                    contact,  with  a  view  toward  selling  any

                    Competing  Product  or Service,  any  person,

                    firm, association or corporation:

                              To  whom Executive sold any product

                         or service of the Company;

                               To   whom   Executive   solicited,

                         contacted  or  otherwise dealt  with  on

                         behalf of the Company; or

                              Which  Executive knew or  had  been

                         given  notice  was  a  customer  of  the

                         Company   during   the  year   preceding

                         Executive's  employment,  or   regarding

                         which    Executive   had    access    to

                         Confidential Information during the year

                         preceding the termination of Executive's

                         employment.

                    Executive  agrees  that  Executive  will  not

                    directly or indirectly make any such  contact

                    or   solicitation,  either  for   Executive's

                    benefit  or  for  the benefit  of  any  other

                    person  or entity, and Executive will not  in

                    any  manner  assist any person or  entity  in

                    making any such contact or solicitation.

                    (iv)  Nothing herein contained shall prohibit

                    Executive  from  owning any  portion  of  the

                    outstanding   stock   of  any   publicly-held

                    corporation including, without limitation,  a

                    Competing  Organization, so long as Executive

                    does  not own more than 2% of the outstanding

                    stock of such publicly-held corporation.

                    (v)   Executive agrees that the  restrictions

                    set  forth in this paragraph 6 are  fair  and

                    reasonable  and are reasonably  required  for

                    the   protection  of  the  interests  of  the

                    Company.   Executive  represents  and  agrees

                    that  observance of the provisions set  forth

                    in  this paragraph 6 will not cause Executive

                    undue  hardship  nor  unreasonably  interfere

                    with   Executive's   ability   to   earn    a

                    livelihood.

           h.   After Executive's employment with the Company  is

terminated, Executive agrees not to solicit any employee, officer or  director of the Company to terminate his or her employment or relationship  with  the  Company or to perform  any  service  for

Executive or for any Competing Organization.

           i.    All  writings  and  other  works  which  may  be

copyrighted  (including computer programs) which are  related  to the  present or planned business of the Company and are  prepared

by  Executive   during  employment by Company shall  be,  to  the

extent  permitted by law, deemed to be works for hire,  with  the copyright  automatically vesting in the Company.  To  the  extent that  such  writings and works are not works for hire,  Executive agrees  to  the  waiver of "moral rights" in  such  writings  and works,  and  to  assign to the Company all my  right,  title  and interest, including copyright in such writings and works.

           j.   The obligations which Executive has undertaken in

this  paragraph  6 shall survive the termination  of  Executive's employment by Company.

           k.    In  the  event of a breach or  a  threatened  or

intended  breach  of  this  paragraph  6  of  this  Agreement  by

Executive,  the  Company shall be entitled, in  addition  to  the liquidated damages, and to all other remedies otherwise available at  law or in equity, to injunctions, both preliminary and final,

enjoining  and restraining such breach or threatened or  intended breach,  and  Executive hereby consents to the issuance  thereof.

In the event that the Company shall successfully enforce any part of  this Agreement through legal proceedings, Executive agrees to pay  to  the  Company  all costs and attorneys'  fees  reasonably incurred by it in that endeavor.

          7.   ARBITRATION

          Any dispute or controversy between the parties relating

to  this  Agreement (except any dispute relating to  paragraph  6 hereof)  or  relating  to  or  arising  out  of  the  Executive's

employment  with  the  Company,  shall  be  settled  by   binding

arbitration in the City of Boise, State of Idaho, pursuant to the governing rules of the American Arbitration Association and shall be  subject  to  the provisions of the Uniform  Arbitration  Act,

Idaho Code, Sections 7-901, et. seq.  Judgment upon the award may

be    entered   in   any   court   of   competent   jurisdiction.

Notwithstanding anything herein to the contrary, if  any  dispute arises  between the parties under paragraph 6 hereof, or  if  the

Company makes any claim under paragraph 6, the Company shall  not be required to arbitrate such dispute or claim but shall have the right to institute judicial proceedings in any court of competent

jurisdiction  with  respect to such dispute or  claim.   If  such

judicial proceedings are instituted, the parties agree that  such proceedings shall not be stayed or delayed pending the outcome of any arbitration proceedings hereunder.

          9.   MISCELLANEOUS

               a.   Any notice or other communication required or

permitted under this Agreement shall be effective only if  it  is in  writing  and delivered personally or sent by certified  mail,

postage prepaid, addressed as follows:

               If to the Company:  Jan B. Packwood
                              Executive Vice President
                              Idaho Power Company
                              P. O. Box 70
                              Boise, Idaho   83707
               If to the Executive:     Richard Riazzi
                               (Address to be provided at a later
date)

or  to such other address as either party may designate by notice to  the  other,  and  shall be deemed to  have  been  given  upon receipt.

                 b.     This  Agreement  constitutes  the  entire

agreement  between  the  parties  hereto  with  respect  to   the

Executive's employment by the Company, and supersedes and  is  in full  substitution  for  any  and  all  prior  understandings  or agreements  with respect to the Executive's employment  with  the

Company.

                c.    This  Agreement may be amended only  by  an

instrument  in  writing  signed by the parties  hereto,  and  any provision  hereof may be waived only by an instrument in  writing signed  by the party or parties against whom or which enforcement of  such waiver is sought.  The failure of either party hereto at any time to require the performance by the other party hereto  of any  provision  hereof shall in no way affect the full  right  to require  such performance at any time thereafter, nor  shall  the waiver by either party hereto of a breach of any provision hereof be taken or held to be a waiver of  any succeeding breach of such provision or a waiver of the provision itself or a waiver of  any other provision of this Agreement.

                d.    This Agreement is binding on and is for the

benefit  of  the parties hereto and their respective  successors,

heirs, executors, administrators and other legal representatives.

Neither this Agreement nor any right or obligation hereunder  may be  assigned by the Company (except to an Affiliate)  or  by  the

Executive.

                e.    If  any  provision of  this  Agreement,  or

portion thereof, is so broad, in scope or duration, so as  to  be

unenforceable,  such  provision  or  portion  thereof  shall   be

interpreted to be only so broad as is enforceable.

                f.    This  Agreement shall be  governed  by  and

construed in accordance with the laws of the State of Idaho.

                g.    This  Agreement may be executed in  several

counterparts, each of which shall be deemed an original, but  all of which shall constitute one and the same instrument.

                h.    The Executive represents and warrants  that

the  Executive is not party to any agreement which would prohibit the  Executive  from entering into this Agreement  or  performing fully the Executive's obligations hereunder.

               i.   The obligations of the Executive set forth in

paragraph   6  represent  independent  covenants  by  which   the

Executive is and will remain bound notwithstanding any breach  by the Company, and shall survive the termination of this Agreement.

           IN WITNESS WHEREOF, the Company and the Executive have

executed this Agreement as of the date first written above.


                        IDAHO POWER COMPANY

                        By:____/s/  Joseph W. Marshall________
                           Chairman and Chief Executive Officer


                        RICHARD RIAZZI


                        _______/s/ Richard Riazzi__________
                        Name:___Richard Riazzi____________


                         SCHEDULE "A" TO
                 EXECUTIVE EMPLOYMENT AGREEMENT
         BETWEEN IDAHO POWER COMPANY AND RICHARD RIAZZI


Employee Name: Richard Riazzi
Term:               As defined in Paragraph 1.b. of the Agreement
Position:      Vice President, Marketing and Sales - Idaho  Power
Company
Responsibilities:   As defined in Paragraph 2.a of the Agreement

Location:      Boise, Idaho
Reporting  Relationship:  Reports to: Executive Vice President  -
Jan Packwood
Annual Base Salary: On Hundred Ninety-One Thousand Dollars per year.

Special Compensation and Conditions:

     1. Annual Incentive - The Company and the Executive will agree on an Annual Incentive Plan with pre-established quantitive performance goals produced by the Marketing and Sales Business Unit from new transactions consummated after January 1, 1997. The Plan will include target and maximum performance levels with satisfaction of the target performance level resulting in an award equal to 35% of Annual Base Salary and satisfaction of the maximum performance level resulting in an award of 50% of Annual Base Salary.

     2. Stock Equivalent - Subject to the provisions contained in the last sentence of this paragraph, the Executive shall receive on January 1, 1997, phantom stock in an amount equal to $120,000 divided by the closing price of Idaho Power common stock on that date, rounded down to the nearest whole share (Stock Equivalent). Such Stock Equivalents shall be paid out to the Executive, in cash, on December 31, 1999. The Executive shall be entitled during such three-year period to receive dividend equivalents on such Stock Equivalents, which is the right to be paid an amount equal to any and all cash dividends declared on an equal number of outstanding shares of Company common stock (Dividend Equivalent). Such Dividend Equivalents shall be reinvested in Stock Equivalents at the same time cash dividends are paid to Company common shareholders. This allocation, including the Dividend Equivalents, shall be unfunded, and the interest of the Executive therein is unsecured and shall be subject to the general creditors of the Company. The payment of the Stock Equivalents and the Dividend Equivalents is subject to the condition that the Executive be on the date of payment in the employ of the Company, except that the Executive shall receive payment if his employment is terminated by reason of death or disability.

     3. Relocation - The Company shall pay costs to move household goods, the cost of buying out Executive's existing lease obligation (one month's rent), temporary living expenses for a period not to exceed sixty (60) days, a lump sum payment in the amount of Fifteen Thousand and No/100 Dollars ($15,000.00) for related relocation expenses, and the payment of all appropriate closing costs related to the purchase of a home in the Boise area.

     4. Vacations - During the Term of Agreement, the Executive shall be entitled to four weeks paid vacation in each fiscal year accrued at the rate of one week per quarter, and shall also be entitled to all paid holidays given by the Company to its employees.

                         SCHEDULE "B" TO
                 EXECUTIVE EMPLOYMENT AGREEMENT
         BETWEEN IDAHO POWER COMPANY AND RICHARD RIAZZI


      2.2 "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

          (a)  the dissolution or liquidation of the Company;

          (b) a reorganization, merger or consolidation of the Company with one or more unrelated corporations, if immediately after the consummation of such transaction less than a majority of the board of directors of the surviving corporation is comprised of Continuing Directors. Continuing Director shall mean (i) each member of the Board of Directors of the Company, while such person is a member of the Board, who is not the other party to the transaction, an Affiliate or Associate (as these terms are defined in the Exchange
          Act) of such other party to the transaction, or a representative of such other party or of any such Affiliate or Associate, and was a member of the Board immediately prior to the initial public announcement of a proposal relating to a reorganization, merger or consolidation involving such other party, or an Affiliate or Associate of such other party or (ii) any person who subsequently becomes a member of the Board, while such person is a member of the Board, who is not the other party to the transaction, or an Affiliate or Associate thereof, or a representative of such other party to the transaction or of any such Affiliate or Associate, if such person's nomination for election to the Board is recommended or approved by two-thirds of the Continuing Directors then in office;

          (c) the sale, exchange, transfer or other disposition of shares of the common stock of the Company (or shares of the stock of any person that is a shareholder of the Company) in one or more transactions, related or unrelated, to one or more Persons unrelated to the Company if, as a result of such transactions, any Person (or any Person and its affiliates) owns more than twenty percent (20%) of the voting power of the outstanding common stock of the Company; or

          (d) the sale of all or substantially all the assets of the Company.